EXHIBIT 99.1

PRESS RELEASE

ESCALADE ANNOUNCES EXECUTIVE MANAGEMENT CHANGES

Wabash, IN (April 19, 2006) Escalade, Incorporated (NASDAQ: ESCA) announced today a reorganization of its executive management team and a change to its Board of Directors. On April 19, 2006, C.W. (Bill) Reed announced his intent to retire from the Company effective as of July 17, 2006. In anticipation of his retirement and to facilitate the Company's management transition, Mr. Reed retired as the President and Chief Executive Officer and as a member of the Board of Directors of Escalade, Incorporated effective today. Mr. Reed will continue as an employee of the Company through his retirement date to provide advisory and transition services and to work on various other matters.

Escalade's Board of Directors has appointed Robert E. Griffin to serve as Escalade's interim Chief Executive Officer effective as of April 19, 2006. Mr. Griffin previously served as Escalade's Chief Executive Officer from 1976 until his retirement in 1999. Mr. Griffin has also served as Escalade's Chairman of the Board since 1994 and will continue in that role.

Escalade's Board of Directors also has promoted Daniel A. Messmer to the position of Chief Operating Officer of Escalade. Mr. Messmer joined Escalade Sports in 1976 and served as its President from 1996 until April 2005. As President, Mr. Messmer was instrumental in growing the Sporting Goods business from $53 million in 1996 to $142 million in 2004. Since April 2005, Mr. Messmer has served as President of Martin Yale, where he has been guiding Martin Yale through its recent restructuring and its improved profitability. Mr. Messmer will continue to serve as President of Martin Yale in addition to his increased duties as Escalade's Chief Operating Officer.

Mr. Griffin, commenting on the reorganization, said "Bill Reed has made many valuable contributions to Escalade during the course of his 36 year career with the Company. In particular, the Company has enjoyed great success with Bill at the helm over the past seven years. We are very appreciative of Bill's hard work and devotion to the Company and we wish Bill and his family all the best in his retirement."

Mr. Griffin continued "Consistent with the Board of Directors' CEO succession plan, we anticipate that the Board's process for evaluating the Company's needs and potential CEO candidates will be thorough, efficient and prompt. Key considerations for Escalade's next CEO will include in-depth knowledge of the two industries in which Escalade does business - Sporting Goods and Office Products; the ability to develop strong executive managers in our subsidiaries; and the ability to lead and inspire a collaborative effort of Escalade's entire management team in developing and implementing effective strategic plans for both of our business segments. Particularly with the assistance of Dan Messmer in his new role as COO, we do not anticipate any significant disruption in the Company's business operations and our customers can expect our continued high level of service and quality during this transition period."

The Escalade Board of Directors also has reduced the size of the Board to six members. The nominees named in Escalade's proxy statement for the Annual Meeting of Stockholders to be held on April 22, 2006 will be nominated for those six board seats. In conjunction with his retirement as President, Chief Executive Officer and a director of the Company, Mr. Reed has withdrawn his nomination to be elected as a director at the April 22 Annual Meeting.

Escalade is a quality manufacturer and marketer of sporting goods and office/graphic arts products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Terry Frandsen Vice President and CFO at 260/569-7208 or Dan Messmer, Chief Operating Officer at 812/467-1288.

Statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to, risks relating to changes to our management team, the continuation and development of key customer and supplier relationships, integration of acquired businesses and other risks identified under the caption "Risk Factors" in our most recent Annual Report on Form 10-K, and in subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission. Copies of these filings are available from the Company and on the SEC's website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Escalade undertakes no obligation to update or revise any forward-looking statements after the date hereof.